Exhibit 99.1

Investor Relations: Brian Norris, +1 781.250.3829, brian.norris@fleetmatics.com

Fleetmatics Reports Fourth Quarter and Full Year 2014 Financial Results

– Company Reports Full Year Revenue Growth of 31% and Full Year Adjusted EBITDA1 Margin of 32% –

– Company Reaffirms Full Year 2015 Revenue Guidance –

•	Q4 Revenue of $64.0 million, up 28% year-over-year

•	Q4 GAAP EPS of $0.32; Non-GAAP[1] adjusted EPS of $0.44

•	Q4 Adjusted EBITDA[1] of $24.2 million, or 37.7% of total revenue

•	Q4 Cash flow from operations of $24.2 million

•	Active vehicles under subscription of 552,000, up 24% year over year

Dublin, Ireland and Boston, Massachusetts – February 24, 2015 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its fourth quarter and full year ended December 31, 2014.

“Without question, 2014 was a year of tremendous progress throughout the Company,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “We opened up several new geographic markets and introduced innovative new cloud based solutions for fleet and field service management all while delivering significantly improved financial results. Looking ahead, we are focused on extending our leadership position in North America, increasing our addressable market by expanding into mainland Europe, and deepening our relationship with our customers through adjacent applications that further leverage our SaaS platform.”

Results for the Fourth Quarter of 2014

Total revenue for the fourth quarter of 2014 was $64.0 million, an increase of 28% compared to $50.1 million for the fourth quarter of 2013. GAAP net income for the fourth quarter of 2014 was $12.4 million, or $0.32 per diluted share, compared to $16.2 million, or $0.42 per diluted share, for the fourth quarter of 2013. Non-GAAP1 adjusted earnings for the fourth quarter of 2014 was $17.0 million, or $0.44 per diluted share, compared to $8.9 million, or $0.23 per diluted share, for the fourth quarter of 2013. Adjusted EBITDA1 for the fourth quarter of 2014 was $24.2 million, an increase of 50% compared to $16.1 million for the fourth quarter of 2013. Adjusted EBITDA1 margin for the fourth quarter of 2014 was 37.7%, compared to 32.2% for the fourth quarter of 2013. As of December 31, 2014, the Company had cash of $175.4 million compared to $161.0 million at September 30, 2014. During the fourth quarter of 2014, the Company generated free cash flow of $14.8 million compared to negative $7.1 million in the fourth quarter of 2013.

Full Year 2014 Financial Highlights

Total revenue for the full year of 2014 was $231.6 million, an increase of 31% compared to $177.4 million for the full year of 2013. GAAP net income for the full year of 2014 was $27.5 million, or $0.71 per diluted share, compared to $30.5 million, or $0.82 per diluted share, for the full year of 2013. Non-GAAP1 adjusted earnings for the full year of 2014 was $42.2 million, or $1.09 per diluted share, compared to $31.9 million, or $0.86 per diluted share, for the full year of 2013. Adjusted EBITDA1 for the full year of 2014 was $73.9 million, an increase of 31% compared to $56.5 million for the full year of 2013. Adjusted EBITDA1 margin for the full year of 2014 was 31.9%, compared to 31.8% for the full year of 2013. The Company generated free cash flow of $30.9 million in 2014, compared to $5.5 million in 2013.

Company Issues First Quarter Guidance and Full Year 2015 Guidance

The Company today issued guidance for the first quarter of 2015 and for the full year of 2015. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	First Quarter 2015 Guidance: The Company expects total revenue to be in the range of $64.0 million to $65.0 million, reflecting 90 days of revenue in the quarter and the impact of currently expected currency exchange headwinds. Adjusted EBITDA[1] is expected to be in the range of $18.0 million to $19.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.24 to $0.26 based on approximately 38.8 million weighted average diluted shares outstanding.

•	Full Year 2015 Guidance: The Company expects total revenue to be in the range of $288.0 million to $290.0 million, which represents growth of approximately 25% year-over-year at the midpoint. The Company’s estimate of total revenue reflects currently expected currency exchange headwinds of approximately $3.5 million partially offset by revenue contribution related to its acquisition of Ornicar SAS. Adjusted EBITDA[1] is expected to be in the range of $92.0 million to $93.0 million, or approximately 32% of revenue at the midpoint. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.26 to $1.30 based on approximately 39.3 million weighted average diluted shares outstanding.

“We are pleased to be reporting strong full year results,” said Steve Lifshatz, Chief Financial Officer of Fleetmatics. “We believe that we are well positioned to deliver full year top line growth of approximately 25% in 2015 despite currency exchange headwinds which, given our growing focus on international expansion, does have an impact on the Company. Further, we expect to deliver full year adjusted EBITDA margin of approximately 32% in 2015. Longer term, we believe that there may be additional leverage in our business model and we are in the process of re-evaluating our longer term operating model.”

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.230.1059 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.234.9960 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 349334 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of December 31, 2014, Fleetmatics served over 25,000 customers, with approximately 552,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income, non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; acquisition-related transaction costs; the tax effects related to these items, and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; certain non-recurring secondary public offering costs; and acquisition-related transaction costs.

We calculate our net churn for a period by dividing (i) the number of vehicles under subscription added from existing customers less vehicles under subscription lost from existing customers over that period by (ii) the total vehicles under subscription at the beginning of that period. A positive net churn in each period means we added more vehicles from existing customers than we lost from those customers during the particular period.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of the Company’s web site at ir.fleetmatics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our leadership position in North America, our market opportunity in mainland Europe, the addition of new products, the impact of foreign currency exchange headwinds on our results of operations, revenue contribution related to our acquisition of Ornicar SAS, and our expected financial results for the first quarter of 2015, and the full year of 2015. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions including Ornicar SAS; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB businesses, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Subscription revenue	$63,995	$50,088	$231,581	$177,350
Cost of subscription revenue	15,169	11,529	57,505	43,858

Gross profit	48,826	38,559	174,076	133,492

Operating expenses:
Sales and marketing	19,321	16,122	78,885	56,589
Research and development	4,041	3,351	17,090	11,036
General and administrative	11,384	10,849	42,765	36,375

Total operating expenses	34,746	30,322	138,740	104,000

Income from operations	14,080	8,237	35,336	29,492
Interest income (expense), net	(182)	(888)	(704)	(1,999)
Foreign currency transaction gain (loss), net	162	(365)	832	(1,139)
Other income (expense), net	—	—	(1)	—

Income before income taxes	14,060	6,984	35,463	26,354
Provision for (benefit from) income taxes	1,641	(9,253)	7,988	(4,103)

Net income	$12,419	$16,237	$27,475	$30,457

Net income per share:
Basic	$0.33	$0.44	$0.73	$0.85

Diluted	$0.32	$0.42	$0.71	$0.82

Weighted average ordinary shares outstanding:
Basic	37,769,400	36,940,863	37,473,442	35,722,300

Diluted	38,758,337	38,316,578	38,551,860	37,139,839

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$175,400	$137,171
Restricted cash	—	64
Accounts receivable, net of allowances of $2,200 and $1,395 at December 31, 2014 and 2013, respectively	16,876	20,240
Deferred tax assets	7,458	6,505
Prepaid expenses and other current assets	13,379	13,675

Total current assets	213,113	177,655
Property and equipment, net	79,734	61,732
Goodwill	30,207	28,706
Intangible assets, net	6,460	7,765
Deferred tax assets, net	6,353	1,282
Other assets	10,829	9,399

Total assets	$346,696	$286,539

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,001	$9,952
Accrued expenses and other current liabilities	24,307	14,855
Deferred revenue	22,592	21,163

Total current liabilities	54,900	45,970
Deferred revenue	10,241	9,029
Accrued income taxes	3,164	2,094
Long-term debt	23,750	23,750
Other liabilities	2,356	3,888

Total liabilities	94,411	84,731

Total shareholders’ equity	252,285	201,808

Total liabilities and shareholders’ equity	$346,696	$286,539

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$27,475	$30,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	21,492	12,994
Amortization of capitalized in-vehicle devices owned by customers	1,123	960
Amortization of intangible assets	2,562	2,290
Amortization of deferred commissions, other deferred costs and debt discount	8,233	6,961
Provision for (benefit from) deferred tax assets	(8,938)	866
Provision for accounts receivable allowances	2,413	1,601
Unrealized foreign currency transaction (gain) loss	(931)	1,085
Loss on disposal of property and equipment and other assets	1,740	3,086
Share-based compensation	13,207	7,470
Excess tax benefits from share-based awards	(12,973)	(3,813)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	895	(12,955)
Prepaid expenses and other current and long-term assets	3,758	(11,526)
Accounts payable, accrued expenses and other current liabilities	7,918	10,726
Accrued income taxes	1,075	(12,465)
Deferred revenue	2,694	4,174

Net cash provided by operating activities	71,743	41,911

Cash flows from investing activities:
Purchases of property and equipment	(37,080)	(34,173)
Capitalization of internal-use software costs	(3,777)	(2,225)
Proceeds from sale of property and equipment	41	—
Payment for business acquired, net of cash acquired	(2,274)	(6,786)
Net decrease in restricted cash	64	—

Net cash used in investing activities	(43,026)	(43,184)

Cash flows from financing activities:
Payments of Term Loan	—	(938)
Proceeds from exercise of stock options	2,844	5,517
Proceeds from secondary public offering, net of offering costs	—	32,060
Taxes paid related to net share settlement of equity awards	(4,108)	—
Excess tax benefits from share-based awards	12,973	3,813
Payments of previously accrued initial public offering costs	—	(1,355)
Payments of capital lease obligations	(833)	(437)
Payments of notes payable	(620)	—

Net cash provided by financing activities	10,256	38,660

Effect of exchange rate changes on cash	(744)	(303)

Net increase in cash	38,229	37,084
Cash, beginning of period	137,171	100,087

Cash, end of period	$175,400	$137,171

Supplemental disclosure of cash flow information:
Cash paid for interest	$654	$1,262
Cash paid (refunds received), net for income taxes	$1,375	$4,555
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$3,092	$427
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$1,694	$1,416
Issuance of ordinary shares under employee share purchase plan	$949	$283

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Gross Profit GAAP	$48,826	$38,559	$174,076	$133,492
Share-based compensation	212	120	707	395
Amortization of intangible assets	324	305	1,218	631

Gross Profit Non-GAAP	$49,362	$38,984	$176,001	$134,518

Subscription revenue	$63,995	$50,088	$231,581	$177,350

Gross Margin Percentages:
GAAP	76.3%	77.0%	75.2%	75.3%
Non-GAAP	77.1%	77.8%	76.0%	75.8%

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating income GAAP	$14,080	$8,237	$35,336	$29,492
Share-based compensation	3,490	2,935	13,207	7,470
Amortization of intangible assets	660	720	2,562	2,290
Secondary public offering costs	—	—	—	1,285
Litigation and settlements	66	406	(81)	1,609
Acquisition-related transaction costs	90	—	308	372

Operating income Non-GAAP	$18,386	$12,298	$51,332	$42,518

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$12,419	$16,237	$27,475	$30,457
Provision for (benefit from) income taxes	1,641	(9,253)	7,988	(4,103)
Interest (income) expense, net	182	888	704	1,999
Foreign currency transaction (gain) loss, net	(162)	365	(832)	1,139
Depreciation and amortization of property and equipment	5,541	3,590	21,492	12,994
Amortization of capitalized in-vehicle devices owned by customers	227	245	1,123	960
Amortization of intangible assets	660	720	2,562	2,290
Share-based compensation	3,490	2,935	13,207	7,470
Secondary public offering costs	—	—	—	1,285
Litigation and settlements	66	406	(81)	1,609
Acquisition-related transaction costs	90	—	308	372

Adjusted EBITDA	$24,154	$16,133	$73,946	$56,472

Subscription revenue	$63,995	$50,088	$231,581	$177,350

Adjusted EBITDA margin	37.7%	32.2%	31.9%	31.8%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income	$12,419	$16,237	$27,475	$30,457
Amortization of intangible assets	660	720	2,562	2,290
Share-based compensation	3,490	2,935	13,207	7,470
Foreign currency transaction (gain) loss, net	(162)	365	(832)	1,139
Secondary public offering costs	—	—	—	1,285
Litigation and settlements	66	406	(81)	1,609
Acquisition-related transaction costs	90	—	308	372
Tax effect of non-GAAP adjustments above at 15%	(622)	(664)	(2,275)	(2,125)
Tax reserve component of income tax provision	1,042	(11,138)	1,833	(10,578)

Adjusted earnings	$16,983	$8,861	$42,197	$31,919

Weighted average ordinary shares outstanding — diluted	38,758,337	38,316,578	38,551,860	37,139,839
Non-GAAP adjusted EPS	$0.44	$0.23	$1.09	$0.86

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cost of subscription revenue
Share-based compensation	$212	$120	$707	$395
Amortization of intangible assets	324	305	1,218	631

Subtotal cost of subscription revenue	536	425	1,925	1,026

Sales and marketing
Share-based compensation	1,136	873	4,751	2,586
Amortization of intangible assets	336	415	1,344	1,659

Subtotal sales and marketing	1,472	1,288	6,095	4,245

Research and development
Share-based compensation	562	394	1,946	1,069

Subtotal research and development	562	394	1,946	1,069

General and administrative
Share-based compensation	1,580	1,548	5,803	3,420
Secondary public offering costs	—	—	—	1,285
Litigation and settlements	66	406	(81)	1,609
Acquisition-related transaction costs	90	—	308	372

Subtotal general and administrative	1,736	1,954	6,030	6,686

Foreign currency transaction (gain) loss, net	(162)	365	(832)	1,139
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	420	(11,802)	(442)	(12,703)

Total expense add-backs	$4,564	$(7,376)	$14,722	$1,462